As filed with the Securities and Exchange Commission on October 29, 1999

                                                    Registration No. 333-_______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           CGB&L FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          37-1374123
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

                              229 East South Street
                           Cerro Gordo, Illinois 61818
          (Address of principal executive offices, including zip code)

                 CGB&L FINANCIAL GROUP, INC.'S 1999 STOCK OPTION
                               AND INCENTIVE PLAN
                            (Full title of the plan)

                                                 WITH A COPY TO:
MARALYN F. HECKMAN                               JANICE M. POWELL
PRESIDENT AND CHIEF EXECUTIVE OFFICER            HOWARD & HOWARD ATTORNEYS, P.C.
229 EAST SOUTH STREET                            ONE TECHNOLOGY PLAZA
P.O. BOX 680                                     211 FULTON STREET, SUITE 600
CERRO GORDO, ILLINOIS  61818                     PEORIA, ILLINOIS  61602
(Name and address of agent for service)          (309) 672-1483
(217) 763-2911
(Telephone number, including area code, of agent for service)

                                   ----------


                         CALCULATION OF REGISTRATION FEE
================================================= =============== ================ ================ ==================
                                                                      Proposed         Proposed
                                                                       maximum          maximum
                                                       Amount      offering price      aggregate         Amount of
                                                        to be         per share     offering price   registration fee
           Title of Securities to be Registered    registered(1)         (2)              (2)
------------------------------------------------- --------------- ---------------- ---------------- ------------------
Common Stock, par value $.01 per share                 9,900            $9.75           $96,525           $26.84
================================================= =============== ================ ================ ==================

(1) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Stock-Based Incentive Plan.

(2) This is the exercise price per share and is the appropriate price pursuant to Rule 457(h).

                               Page 1 of 9 Pages
                      The Exhibit Index Appears on Page 7

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 000-24793) are incorporated in this Registration Statement by reference:

            (1) the Registrant's Annual Report on Form 10-K for the year ended March 31, 1999;

            (2) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 1999;

            (3) the Registrant's definitive Proxy Statement dated July 6, 1999 relating to its 1999 Annual Meeting of Stockholders; and

            (4) the description of Registrant's Common Stock, $.01 par value which is contained in Registrant's Form 8-A (File No. 000-24793) filed with the Commission on August 12, 1998, including any amendments or reports filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles XII and XIII of the Registrant's Certificate of Incorporation provide as follows:

Article XII

            Each person who is or was a director or officer of the Corporation and each person who is or was a director of officer of the Corporation and serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time.

            In addition to any affirmative vote which may be otherwise required, the affirmative vote of the holders of all of the classes of stock of the Corporation generally entitled to vote in the election of director, considered for purposes of this Article XII as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with, this Article XII.

Article XIII

            No person who was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such persons as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            In addition to any affirmative vote which may be otherwise required, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Article XIII as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with, this Article XIII.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this Registration Statement on page 9 hereof.

ITEM 9.     UNDERTAKINGS

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Cerro Gordo, State of Illinois, on October 13, 1999.


                                   CGB&L FINANCIAL GROUP, INC.
                                   (Registrant)


                                   By: /s/ Maralyn F. Heckman
                                      -----------------------------------------
                                           Maralyn F. Heckman
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below appoints Maralyn F. Heckman, as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock, which amendments may make such changes in such Registration Statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----

/s/ Maralyn F. Heckman     President, Chief Executive           October 13, 1999
------------------------   Officer, Chief Financial Officer
Maralyn F. Heckman         and Director (Principal Executive
                           Officer, Principal Accounting
                           and Financial Officer)

/s/ John S. Sochor         Chairman of the Board and            October 13, 1999
------------------------   Director
John S. Sochor

/s/ Lester W. Crandall     Director                             October 13, 1999
------------------------
Lester W. Crandall

/s/ C. Russell York        Director                             October 13, 1999
------------------------
C. Russell York

/s/ Noel R. Buckley        Director                             October 13, 1999
------------------------
Noel R. Buckley

/s/ Larry D. Gaitros       Director                             October 13, 1999
------------------------
Larry D. Gaitros

/s/ Dale C. Born           Director                             October 13, 1999
------------------------
Dale C. Born

                                  EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIALLY
NUMBER                  DESCRIPTION                                NUMBERED PAGE
------                  -----------                                -------------

5.1         Opinion of Howard & Howard Attorneys,                        10
            P.C.

23.1        Consent of Olive LLP.                                        11

23.2        Consent of Howard & Howard Attorneys,
            P.C. (contained in their opinion filed as Exhibit 5).

24          Powers of Attorney (contained on the
            signature pages hereto).